Exhibit 99.2

Aventine renewable energy holdings, inc. 1300 SOUTH 2ND STREET. PEKIN, IL 61554 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

YOU CAN VOTE TODAY IN THE FOLLOWING MANNER:

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing,1300 South 2nd Street, Pekin, IL 61554. All proxy cards must be received by [●], 2015.

Each and every vote is important. Your Board of Directors recommends that all Aventine Renewable Energy Holdings, Inc. stockholders vote the proxy card “FOR” Proposals 1 and 2.

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
AVENTINE RENEWABLE ENERGY HOLDINGS, INC.		┐
The Board of Directors recommends you vote FOR Proposals 1 and 2:		For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of December 30, 2014, as amended on March 31, 2015, by and among Pacific Ethanol, Inc., AVR Merger Sub, Inc., and Aventine Renewable Energy Holdings, Inc. and thereby approve the merger.		☐	☐	☐
2. To adjourn the special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger.		☐	☐	☐

NOTE: Such other business as may properly come before the special meeting or any adjournment or postponement thereof, which the proxyholders are authorized to vote upon in their discretion.
For address changes/comments, mark here. ☐ (see reverse for instructions) Please indicate if you plan to attend this meeting		Yes No ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator,  or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)		Date

Admission Ticket

Please retain and present this top portion of the
proxy card as your admission ticket together with a
valid picture identification to gain admittance
to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [●], 2015:

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
For the Special Meeting of Stockholders
To be held [●], 2015
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Mark Beemer and Christopher Nichols, and each of them, the attorneys-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Stockholders of Aventine Renewable Energy Holdings, Inc. to be held at Aventine’s headquarters located at 1300 South 2nd Street, Pekin, IL 61554, on [●], 2015 at 9:00 AM Central Time, and at any and all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares which the undersigned, if personally present, would be entitled to vote.

This proxy, when properly executed, will be voted as directed on this proxy, or if no direction is indicated, this proxy will be voted “For” Proposals 1 and 2 and in the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:___________________________________________________________________________ _________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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